UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2001
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Effective February 1, 2001, Exabyte Corporation and Fleet National Bank (f/k/a the First National Bank of Boston) entered into a Second Amendment to Rights Agreement which modifies the common stock purchase rights of certain Preferred Shareholders to (i) extend the term, for one year, of the Final Expiration Date to exercise certain purchase rights; (ii) to increase the threshold for defining an Acquiring Person from 15% to 20%; (iii) limit the liability of the Rights Agent for acts of any Co-Rights Agent and for certain acts of negligence; and (iv) perform necessary corrections to incorporate certain language which was inadvertently omitted from the previously filed public version of the Rights Agreement.

A copy of the Second Amendment to Rights Agreement has been filed as an exhibit to this Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits
Exhibit	Description
4.2	Second Amendment to Form 8-A for Registration of Certain Classes (Preferred Share Purchase Rights) of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	February 15, 2001	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
4.2	Second Amendment to Form 8-A for Registration of Certain Classes (Preferred Share Purchase Rights) of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934